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                                                                   EXHIBIT 10.18

                            NEGATIVE PLEDGE AGREEMENT

         THIS NEGATIVE PLEDGE AGREEMENT (this "Agreement") is dated as of January 5, 2004, and is made by and between Glimcher Properties Limited Partnership, a Delaware limited partnership ("Borrower") and Bank One, NA, a national banking association ("Lender").

                                    RECITALS

         A. Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing retail properties.

         B. Borrower has requested and Lender has agreed to make a loan (the "Loan") available to Borrower to enable Borrower to acquire the remaining sixty-one percent (61%) of the issued and outstanding membership interest in Polaris Mall, LLC, a Delaware limited liability company pursuant to a Loan Agreement between Borrower and Lender dated of even date herewith (the "Loan Agreement").

         C. Borrower has agreed as a form of security for Lender to identify a pool of properties owned by Borrower and agreed not to encumber such properties during the term of the Loan and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         1. Properties Identified. Borrower has, on Exhibit A attached hereto and incorporated herein, identified Twenty-Five (25) properties owned, operated, leased and/or managed by Borrower (the "Affected Properties"), that are not subject to a lien, mortgage, pledge (other than this negative pledge), hypothecation, encumbrance or like arrangement, and that provide Borrower with an annual Net Operating Income of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) as of the end of the period stated on Exhibit A and otherwise comply with the terms of this Agreement.

         2. Grant of Negative Pledge. Subject to Section 3 hereof, Borrower hereby agrees with Lender that it shall not grant a Lien on the Affected Properties.

         3. Rights of Borrower. Borrower may sell, transfer or assign an Affected Property so long as it provides Lender with advance written notice of the sale or assignment

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         4.       Representations and Warranties of Borrower. Borrower
represents and warrants that (a) Borrower owns all right, title and interest in and to the Affected Properties; (b) the Affected Properties are free and clear of any and all Liens; (c) the Net Operating Income of the Affected Properties is as stated on the attached Exhibit A indicated thereon not less than Five Million Five Hundred Thousand Dollars and 00/100 ($5,500,000.00) as of the end of the period stated on Exhibit A.

         5. Financial Statements. Borrower shall deliver or cause to be delivered to Lender (a) quarterly rent roll for the Affected Properties within sixty (60) days of the end of each fiscal quarter, and (b) quarterly operating statements for the Affected Properties within sixty (60) days of the end of each fiscal quarter.

         6. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         7. Further Assurances. Borrower agrees that, at any time and from time to time upon the written request of Lender, Borrower will execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

         8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9. No Waiver; Cumulative Remedies. Lender shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  [Remainder of Page Intentionally Left Blank]

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         10.      Binding Effect. This Agreement and all obligations of Borrower hereunder shall be binding upon the successors and assigns of Borrower, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

                               BORROWER: Glimcher Properties Limited
                               Partnership, a Delaware limited partnership

                               By: Glimcher Properties Corporation, its sole general partner, a Delaware corporation

                               By:______________________________________________
                                  George A. Schmidt, Executive Vice President

                               LENDER: BANK ONE, NA, a national banking association

                               By:______________________________________________

                               Its:_____________________________________________

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                                    EXHIBIT A

                               Affected Properties

                                  SEE NEXT PAGE

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